                                                                   Exhibit 3.115

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                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
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Entity Number              Certificate of Organization
  3160203              Domestic Limited Liability Company
-------------                (15 Pa. C.S. ss. 8913)

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Name                                           Document will be returned to the
David B. Gifford, Esq.                         name and address you enter to the
-----------------------                        left.
Address
Ballard Spahr, 1735 Market Street, 51st Floor
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City            State            Zip Code
Philadelphia, PA                 19103
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Fee:  $100              Filed in the Department of State on August 28, 2003

                                       Pedro G. Cortes
                        ------------------------------------------------
                                  Secretary of the Commonwealth




         In compliance with the requirements of 15 Pa.C.S. ss. 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

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1.   The name of the limited liability company (designator is required, i.e.,
     "company", "limited" or "limited liability company" or abbreviation):

     Toll Plaza, LLC
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2.   The (a) address of the limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a) Number and Street           City               State              Zip                   County
         3103 Philmont Ave.,    Huntingdon Valley,       PA               19006                 Montgomery
     -----------------------------------------------------------------------------------------------------


     (b) Name of Commercial Registered Office Provider                                           County
         C/O:  N/A
     -----------------------------------------------------------------------------------------------------


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3.   The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

                 Name                               Address
     Toll Philmont Corporation  3103 Philmont Ave., Huntingdon Valley, PA  19006
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


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4. Strike out if inapplicable term

     A member's interest in the company is to be evidenced by a certificate of membership interest. [This information has been struck out]
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5. Strike out if inapplicable:

     Management of the company is vested in a manager or managers.
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6. The specified effective date, if any is:
                                            ------------------------------------
                                            Month    date    year   hour, if any

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7.   Strike out if inapplicable: The company is a restricted professional company organized to render the following restricted professional service(s). [This information has been struck out]

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------


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8.   For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

     The Additional terms and conditions set forth on Exhibit A attached hereto are incorporated into and made a part hereof.
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                             -------------------------------------------------
                             IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

                             27th day of August 2003
                             ----        -----------

                             TOLL PHILMONT CORPORATION,
                             a Delaware corporation


                             By:    Mark J. Warshauer
                                ---------------------------
                             Name:  Mark J. Warshauer
                             Title: Vice President
                             -------------------------------------------------

                                    EXHIBIT A

         For purposes of the following:

         "Lender" means LaSalle Bank National Association; a national banking association, formerly known as LaSalle National Bank, as Trustee for the registered holders of the Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 1999 RM1, together with its successors and/or assigns.

         "Loan" means a certain loan in the original principal amount of $800,000.00 originally made by Residential Funding Corporation, a Delaware corporation to the Frank Bompadre Revocable Trust and the Marian Bompadre Revocable Trust and now hold by Lender, secured by a mortgage upon certain premises located with an address at 2755 Philmont Avenue, Huntington Valley, Montgomery County, Pennsylvania.

         1. At all times for so long as the Loan remains outstanding, the purpose for which the limited liability company formed hereunder (the "Company") is organized is limited solely to (A) being the sole general partner of Toll Plaza, LP, a Pennsylvania limited partnership (the "Partnership"), (B) acting as, and exercising all of the authority of, the general partner of the Partnership, and (C) transacting any and all lawful business for which a limited liability company may be organized under the laws of the Commonwealth of Pennsylvania that is incident, necessary and appropriate to accomplishing the foregoing.

         2. At all times for so long as the Loan remains outstanding, the Company shall not incur indebtedness other than in the ordinary course of its business as the sole general partner of the Partnership, and any liability it may have for the Partnership's indebtedness in its capacity as such sole general partner of the Partnership.

         3. The Company is prohibited from engaging in any dissolution, liquidation, consolidation, merger or sale of its assets (except in the ordinary course of its business with respect to the sale of its assets) for so long as the Loan is outstanding, and from causing the Partnership to do any of the foregoing for so long as the Loan is outstanding.

         4. At all times for so long as the Loan remains outstanding, the Company's ability to enter into transactions with affiliates is limited only to transactions on an arm's length basis terms and on commercially reasonable terms.

         5. At all times for so long as the Loan remains outstanding, no transfer of any direct or indirect ownership interest in the Company may be made unless such transfer is consented to by Lender if such consent is required by the documents evidencing or securing the Loan (collectively, the "Loan Documents"). Lender may condition its consent upon the delivery of an acceptable nonconsolidation opinion to the holder of the Loan and to any applicable rating agency concerning, as applicable, the Company, the new transferee and/or their respective owners.

         6. The Company is required to continue serving in the capacity as general partner of the Partnership for so long as the Loan is outstanding.

         7. At all times for so long as the Loan remains outstanding, the Company shall be required:

            a. To maintain books and records separate from any other person or entity;

            b. To maintain its bank accounts separate from any other person or entity;

            c. Not to commingle its assets with those of any other person or entity and to hold all of its assets in its own name;

            d. To conduct its own business in its own name;

            e. To maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;

            f. To pay its own liabilities and expenses only out of its own funds;

            g. To observe all limited liability company and other organizational formalities;

            h. To maintain an arm's length relationship with its affiliates and to enter into transactions with affiliates only on a commercially reasonable basis;

            i. To pay the salaries of its own employees, if any, from its own funds and, with respect to any employees of the Company, to maintain a separate payroll therefor;

            j. Not to guarantee or become obligated for the debts of any other entity or person;

            k. Not to hold out its credit as being available to satisfy the obligations of any other person or entity;

            l. Not to acquire the obligations or securities of its affiliates or owners, including partners, members or shareholders, as appropriate;

            m. Not to make loans to any other person or entity or to buy or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities);

            n. To allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

            o. To use separate stationery, invoices, and checks bearing its own name;

            p. Not to pledge its assets for the benefit of any other person or entity;

            q. To hold itself out as a separate identity;

            r. To correct any known misunderstanding regarding its separate identity;

            s. Not to identify itself as a division of any other person or entity; and

            t. To maintain adequate capital in light of its contemplated business operations.

         8. Notwithstanding anything contained in this or any other organizational document to the contrary, any obligation which the Company may owe to any of its members, managers or affiliates (collectively, "Interested Parties"), whether characterized as a salary, fee or indemnification, shall not constitute a claim against the Company until, and shall be subject to and fully subordinate to, the prior payment in full of the Loan, provided however, so long as no Default or Event of Default exists under the Loan Documents to the extent the Company has cash flow or other available liquid assets (exclusive of any reserve accounts to be maintained under the Loan Documents) in excess of the amount necessary to make current payments of principal and interest due under the Loan Documents, the Company may pay when due (without any acceleration caused by the Company) the scheduled obligations due to the Interested Parties of the Company.

         9. At all limes for so long as the Loan remains outstanding, the Company shall be required to cause the Partnership to comply with the covenants and restrictions set forth on Exhibit A to the Certificate of Limited Partnership of the Partnership.

         10. At all times for so long as the Loan remains outstanding, the Company is prohibited from amending rise provisions specified in paragraphs 1-10 without approval of such amendment by the Lender. Lender may condition its approval on obtaining, at the Company's cost and expense, a confirmation from each of the applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any securities rating.

                                    EXHIBIT B

         REQUIRED COVENANTS OF GENERAL PARTNER ORGANIZATIONAL DOCUMENTS

         The Certificate of Organization or other organizational charter or certificate and governing documents shall contain the following covenants:

         For purposes of the following:

         "Lender" means LaSalle Bank National Association, a national banking association, formerly known as LaSalle National Bank, as Trustee for the registered holders of the Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-RM1, together with its successors and/or assigns.

         "Loan" means a certain loan in the original principal amount of $800,000.00 originally made by Residential Funding Corporation, a Delaware corporation to the Frank Bompadre Revocable Trust and the Marian Bompadre Revocable Trust and now held by Lender, secured by a mortgage upon certain premises located with an address at 2755 Philmont Avenue, Huntington Valley, Montgomery County, Pennsylvania.

         "Company" means the limited liability company, corporation or other entity which is such general partner of the Partnership.

         "1. At all times for so long as the Loan remains outstanding, the purpose for which the Company is organized is limited solely to (A) being the sole general partner of Toll Plaza, LP, a Pennsylvania limited partnership (the "Partnership"), (B) acting as, and exercising all of the authority of, the general partner of the Partnership, and (C) transacting any and all lawful business for which a limited liability company may be organized under the laws of the Commonwealth of Pennsylvania that is incident, necessary and appropriate to accomplishing the foregoing.

         2. At all times for so long as the Loan remains outstanding, the Company shall not incur indebtedness other than in the ordinary course of its business as the sole general partner of the Partnership, and any liability it may have for the Partnership's indebtedness in its capacity as such sole general partner of the Partnership.

         3. The Company is prohibited from engaging in any dissolution, liquidation, consolidation, merger or sale of its assets (except in the ordinary course of its business with respect to the sale of its assets) for so long as the Loan is outstanding, and from causing the Partnership to do any of the foregoing for so long as the Loan is outstanding.

         4. At all times for so long as the Loan remains outstanding, the Company's ability to enter into transactions with affiliates is limited only to transactions on an arm's length basis and on commercially reasonable terms.

         5. At all times for so long as the Loan remains outstanding, no transfer of any direct or indirect ownership interest in the Company may be made unless such transfer is consented to by Lender if such consent is required by the documents evidencing or securing the Loan (collectively, the "Loan Documents"). Lender may condition its consent upon the delivery of an acceptable nonconsolidation opinion to the holder of the Loan and to any applicable rating agency concerning, as applicable, the Company, the new transferee and/or their respective owners.

         6. The Company is required to continue serving in the capacity as general partner of the for so long as the Loan is outstanding.

         7. At all times for so long as the Loan remains outstanding, the Company shall be required:

            a. To maintain books and records separate from any other person or entity;

            b. To maintain its bank accounts separate from any other person or entity;

            c. Not to commingle its assets with those of any other person or entity and to hold all of its assets in its own name;

            d. To conduct its own business in its own name;

            e. To maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;

            f. To pay its own liabilities and expenses only out of its own funds;

            g. To observe all [limited liability company] [corporate] [other as applicable] and other organizational formalities;

            h. To maintain an arm's length relationship with its affiliates and to enter into transactions with affiliates only on a commercially reasonable basis;

            i. To pay the salaries of its own employees, if any, from its own funds and, with respect to any employees of the Company, to maintain a separate payroll therefor;

            j. Not to guarantee or become obligated for the debts of any other entity or person;

            k. Not to hold out its credit as being available to satisfy the obligations of any other person or entity;

            l. Not to acquire the obligations or securities of its affiliates or owners, including partners, members or shareholders, as appropriate;

            m. Not to make loans to any other person or entity or to buy or hold evidence of indebtedness issued by any other person or entity (other than cash and investment grade securities);

            n. To allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

            o. To use separate stationery, invoices, and checks bearing its own name;

            p. Not to pledge its assets for the benefit of any other person or entity;

            q. To hold itself out as a separate identity;

            r. To correct any known misunderstanding regarding its separate identity;

            s. Not to identify itself as a division of any other person or entity; and

            t. To maintain adequate capital in light of its contemplated business operations.

         8. Notwithstanding anything contained in this or any other organizational document to the contrary, any obligation which the Company may owe to any of its members, managers or affiliates (collectively, "Interested Parties"), whether characterized as a salary, fee or indemnification, shall not constitute a claim against the Company until, and shall be subject to and fully subordinate to, the prior payment in full of the Loan, provided however, so long as no Default or Event of Default exists under the Loan Documents to the extent the Company has cash flow or other available liquid assets (exclusive of any of reserve accounts to be maintained under the Loan Documents) in excess of the amount necessary to make current payments of principal and interest due under the Loan Documents, the Company may pay when due (without any acceleration caused by the Company) the scheduled obligations due to the Interested Parties of the Company.

         9. At all times for so long as the Loan remains outstanding, the Company shall be required to cause the Partnership to comply with the covenants and restrictions set forth on Exhibit A to the Certificate of Limited Partnership of the Partnership.

         10. At all times for so long as the Loan remains outstanding, the Company is prohibited from amending the provisions specified in paragraphs 1-10 without approval of such amendment by the Lender. Lender may condition its approval on obtaining, at the Company's cost and expense, a confirmation from each of the applicable rating agencies that such amendment would not result in the qualification, withdrawal or downgrade of any securities rating."